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                                                                    EXHIBIT 23.3





                            JOE C. NEAL & ASSOCIATES
               PETROLEUM AND ENVIRONMENTAL ENGINEERING CONSULTANTS
                         300 NORTH MARIENFELD, SUITE 200
                              MIDLAND, TEXAS 79701
                         915-683-4371 FAX: 915-683-9279
                     915-683-4372 E-Mail: info@joecneal.com




                                   CONSENT OF

                            JOE C. NEAL & ASSOCIATES


As independent oil and gas consultants, Joe C. Neal & Associates hereby consents to the use of our reserve report dated as of January 1, 2003, and all references to our firm included in or made a part of the Ivanhoe Energy Inc. Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 17, 2003.



                                        Yours truly,


                                        JOE C. NEAL & ASSOCIATES
                                        Registered Professional Engineer
                                        Registration number:  23238
                                        Registered Professional Engineering Firm
                                        Registration No. F-001308



                                        "Joe C. Neal"
                                        ----------------------------------------
                                        Authorized Signatory

                                        March 1, 2003